      As filed with the Securities and Exchange Commission on May 2, 1996

                                                 REGISTRATION STATEMENT NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          WORTHINGTON INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                       31-1189815
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

            1205 DEARBORN DRIVE, COLUMBUS, OHIO 43085 (614) 438-3210 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

 DALE T. BRINKMAN, ESQ., GENERAL COUNSEL, 1205 DEARBORN DRIVE, COLUMBUS,
  OH 43085, (614) 438-3001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                WITH A COPY TO:

 PHILIP C. JOHNSTON, ESQ., VORYS, SATER, SEYMOUR AND PEASE, 52 EAST GAY STREET,
             P. O. BOX 1008, COLUMBUS, OH 43216-1008 (614) 464-6210

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE


  Title of each                                                 Proposed                    Proposed
class of securities                 Amount to                   maximum                 maximum aggregate          Amount of reg-
to be registered                    be registered               offering price(1)       offering price (1)         istration fee
- ----------------------------------------------------------------------------------------------------------------------------------
Debt Securities                     $450,000,000(2)(3)          100%                      $450,000,000               $155,173


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2) Or, if only debt securities are issued at original discount such greater principal amount as shall result in aggregate proceeds of $450,000,000.

(3) In U.S. Dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial public offering price for all securities of $450,000,000.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSIONER ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                   Subject to Completion, Dated May ___, 1996

PROSPECTUS

                          WORTHINGTON INDUSTRIES, INC.
                                 DEBT SECURITIES

                               -----------------

         Worthington Industries, Inc. (the "Company") may offer and sell from time to time unsecured debentures, notes or other evidences of indebtedness ("Debt Securities"), with an initial offering price not to exceed $450,000,000 in the aggregate (or the equivalent in foreign denominated currency or units based on or related to currencies, including European Currency Units). All specific terms of the offering and sale of the Debt Securities, including the specific designation, rights and restrictions and whether the Debt Securities are senior or subordinated, the currencies or composite currencies in which the Debt Securities are denominated, the aggregate principal amount, the maturity, rate and time of payment of interest, and any conversion, exchange, redemption or sinking fund provisions, and initial public offering price, listing on any securities exchange, and the agents, dealers or underwriters, if any, to be utilized in connection with the sale of the Debt Securities, will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement"). The Debt Securities may be sold for U. S. Dollars, foreign denominated currency or currency units; principal of and any interest may likewise be payable in U.S. Dollars, foreign denominated currency or currency units - in each case, as the Company specifically designates. The managing underwriters with respect to each series sold to or through underwriters will be named in the Prospectus Supplement.

         The Debt Securities may be offered through dealers, through underwriters or through agents designated from time to time as set forth in the Prospectus Supplement. Net proceeds to the Company will be the purchase price in the case of a dealer, the public offering price less discount in the case of an underwriter or the purchase price less commission in the case of an agent - in each case, less other expenses attributable to issuance and distribution. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

         THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OTHER THAN THE DEBT SECURITIES DESCRIBED IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.



                               -----------------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
        BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
       SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                               -----------------

The date of this Prospectus is May __, 1996

          The following legend shall run sideways down the cover page:

    Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

         No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus or the accompanying Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriter, dealer or agent. Neither the delivery of this Prospectus or the accompanying Prospectus Supplement nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date of this Prospectus. Neither this Prospectus nor the accompanying Prospectus Supplement constitutes an offer to sell or a solicitation of an offer to buy the debt securities in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") all of which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the following regional offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549.

         The Company has filed a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits filed as part thereof. Statements contained herein are qualified in their entirety by reference to the Registration Statement and such exhibits.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         There are hereby incorporated by reference in this Prospectus the following documents and information heretofore filed with the Commission: (i) the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 filed pursuant to the 1934 Act; (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended August 31, 1995, November 30, 1995 and February 29, 1996 filed pursuant to the 1934 Act; and (iii) the Company's Current Report on Form 8-K dated February 20, 1996 together with the Form 8-K/A dated April 19, 1996.

         All documents filed by the Company pursuant to Section 13, 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein.

modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy (without exhibits unless such documents are specifically incorporated by reference into such documents) of any or all of the documents that have been incorporated by reference in this prospectus. Such requests should be made to Shareholder Relations, Worthington Industries, Inc., 1205 Dearborn Drive, Columbus, Ohio 43085 (telephone 614/438-3210).

                                   THE COMPANY

         The Company is incorporated under the laws of the State of Delaware and is a holding company with its operations carried on by various subsidiary corporations. Through its subsidiaries, the Company is a leading manufacturer of metal and plastic products. The Company processes flat rolled steel to close tolerances for sale to industrial customers who require steel of precise specifications for their own product fabrications. It also manufactures metal pressure cylinders, cast steel products, precision metal parts, injection molded plastic parts, and metal framing products for use in construction.

         The Company's principal executive offices are located at 1205 Dearborn Drive, Columbus, Ohio 43085; and its telephone number is (614) 438-3210.

                                 USE OF PROCEEDS

         Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be used for general corporate purposes, which may include funding of the Company's capital expenditures, repayment of indebtedness, additions to working capital and acquisitions. The Company anticipates that it will raise additional funds from time to time through debt financings, including borrowings under its Revolving Credit Agreement.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table represents the Company's consolidated ratio of earnings to fixed charges for the periods shown.



                                 Nine Months Ended                                   Year Ended May 31,
                            ---------------------------       ------------------------------------------------------------------
                            Feb. 29,           Feb. 28,
                               1996               1995        1995         1994            1993           1992              1991
                               ----               ----        ----         ----            ----           ----              ----

Actual                         12.3               16.3        16.5         24.4            27.3           19.2               9.6
Supplemental (1)                6.8                            8.8

- ----------------

(1) To give effect to the purchase by the Company of the stock of Dietrich Industries, Inc. as reflected in the pro forma condensed consolidated statements of income included in the Company's Form 8-K/A filed on April 19, 1996.

          For the purpose of this ratio: (i) earnings consist of income from continuing operations before fixed charges (reduced by capitalized interest) and income taxes for the Company and its majority-owned subsidiaries and its proportionate share of the income of unconsolidated affiliated companies, reduced by undistributed earnings of less than 50%-owned unconsolidated affiliated companies; and (ii) fixed charges consist of interest on all indebtedness (without reduction of interest capitalized) for the Company and its majority-owned subsidiaries (consolidated and unconsolidated), and its proportionate share of the interest on indebtedness of 50%-owned unconsolidated affiliates.

                         DESCRIPTION OF DEBT SECURITIES

         The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities. Accordingly, for a description of the terms of a particular issue of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and to the following description.

         The Debt Securities will be general obligations of the Company and may be either senior debt or subordinated debt of the Company to the extent set forth in the Prospectus Supplement relating thereto. See "Description of Debt Securities -- Subordination" below. Debt Securities that will be senior debt will be issued under an indenture (the "Indenture") between the Company and PNC Bank, Ohio, National Association (the "Trustee"). A copy of the form of Indenture has been filed as an exhibit to the Registration Statement filed with the Commission. Debt Securities that will be subordinated debt will be issued under an indenture that will be entered into by the Company and one or more commercial banks to be selected as trustees prior to the issuance of such subordinated debt. The following discussion of certain provisions of the Indenture is a summary only and does not purport to be a complete description of the terms and provisions of the Indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the Indenture, including the definition therein of terms used below with their initial letters capitalized.

General

         The Indenture does not limit the aggregate principal amount of Debt Securities that can be issued thereunder. The Debt Securities may be issued in one or more series as may be authorized from time to time by the Company. Reference is made to the applicable Prospectus Supplement for the following terms of the Debt Securities of the series with respect to which such Prospectus Supplement is being delivered:

                  (a) The title of the Debt Securities of the series;

                  (b) Any limit on the aggregate principal amount of the Debt Securities of the series that may be authenticated and delivered under the Indenture;

                  (c) The date or dates on which the principal and premium with respect to the Debt Securities of the series are payable;

                  (d) The rate or rates (which may be fixed or variable) at which the Debt Securities of the series shall bear interest (if any) or the method of determining such rate or rates, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of Registered Securities), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

                  (e) The place or places, if any, in addition to or instead of the corporate trust office of the Trustee where the principal, premium, and interest with respect to Debt Securities of the series shall be payable;

                  (f) The price or prices at which, the period or periods within which, and the terms and conditions upon which Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company or otherwise;

                  (g) The obligation, if any, of the Company to redeem, purchase, or repay Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, and the terms and conditions upon which Debt Securities of the series shall be redeemed, purchased, or repaid, in whole or in part, pursuant to such obligations;

                  (h) If other than denominations of $1,000 or any integral multiple thereof, the denominations in which Debt Securities of the series shall be issuable;

                  (i) If the amount of principal, premium, or interest with respect to the Debt Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

                  (j) If the principal amount payable at the stated maturity of Debt Securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in United States currency;

                  (k) The coin or currency or currencies or units of two or more currencies in which payment of the principal, premium, and interest with respect to Debt Securities of the series shall be payable;

                  (l) If the Debt Securities of the series shall be issued in whole or in part in the form of a Global Security, the terms and conditions, if any, upon which such Global Security may be exchanged in whole or in part for other individual Debt Securities in definitive registered form and the Depositary for such Global Security;

                  (m) The classification of such Debt Securities as senior debt or subordinated debt; and

                  (n) Any other specific terms of the Debt Securities including any additional events of default or covenants provided for with respect to such Debt Securities, and any term which may be required by or advisable under U.S. Courts and regulations.

         The Prospectus Supplement will also describe any material United States federal income tax consequences or other special considerations applicable to the series of Debt Securities to which such Prospectus Supplement relates, including those applicable to (a) Debt Securities with respect to which payments of principal, premium, or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies, or commodities), (b) Debt Securities with respect to which principal, premium, or interest is payable in a foreign or composite currency, (c) Debt Securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates ("Original Issue Discount Debt Securities"), and (d) variable rate Debt Securities that are exchangeable for fixed rate Debt Securities.

         Payments of interest on Debt Securities may be made at the option of the Company by check mailed to the registered holders thereof or, if so provided in the applicable Prospectus Supplement, at the option of a holder by wire transfer to an account designated by such holder.

         Unless otherwise provided in the applicable Prospectus Supplement, Securities may be transferred or exchanged at the office of the Trustee at which its corporate trust business is principally administered in the United States or at the office of the Trustee or the Trustee's agent in the Borough of Manhattan, the City and State of New York, at which its corporate agency business is conducted, subject to the limitations provided in the Indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith.

Registered Global Securities

         The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a "Global Security") that will be deposited with a depositary (the "Depositary"), or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series. In such case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

         The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

         Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of Persons that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by any underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in a Global Security will be limited to participants or Persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security (with respect to interests of participants) or by participants or Persons that hold through participants (with respect to interests of Persons other than participants). So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Global Security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have the Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or Holders thereof under the applicable indenture.

         Principal, premium, if any, and interest payments on Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Global Security. None of the Company, the Trustee or any paying agent for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         The Company expects that the Depositary for any Debt Securities represented by a Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interest in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names" and will be the responsibility of such participants.

         If the Depositary for any Debt Securities represented by a Global Security is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within ninety (90) days, the Company will issue such Debt Securities in definitive form in exchange for such Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Global Security or Securities representing such Debt Securities.

Subordination

         Debt Securities may be subordinated ("Subordinated Debt Securities") to senior debt to the extent set forth in the Prospectus Supplement and indenture relating thereto. The Company currently conducts substantially all its operations through Subsidiaries and the holders of Debt Securities (whether or not Subordinated Debt Securities) will be structurally subordinated to the creditors of the Company's Subsidiaries.

         Subordinated Debt Securities will be subordinate in right of payment, to the extent and in the manner set forth in the indenture and the Prospectus Supplement relating to such Subordinated Debt Securities, to the prior payment of all Indebtedness of the Company that is designated as "Senior Indebtedness" (as defined in the indenture relating to such Subordinated Debt Securities) with respect to such Subordinated Debt Securities. By reason of such subordination, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness, as well as certain general creditors of the Company, may recover more, ratably, than the holders of the Subordinated Debt Securities.

Events of Default and Remedies

         The following events are defined in the Indenture as "Events of Default" with respect to a series of Debt Securities:

                  (a) Default in the payment of any installment of interest on any Debt Securities of that series as and when the same shall become due and payable and continuance of such default for a period of 30 days;

                  (b) Default in the payment of principal or premium with respect to any Debt Securities of that series as and when the same become due and payable, whether at maturity, upon redemption, by declaration, upon required repurchase, or otherwise;

                  (c) Default in the payment of any sinking fund payment with respect to any Debt Securities of that series as and when the same shall become due and payable;

                  (d) Failure on the part of the Company to comply with the provisions of the Indenture relating to consolidations, mergers and sales of assets;

                  (e) Failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Debt Securities of that series, in any resolution of the Board of Directors of the Company authorizing the issuance of that series of Debt Securities, in the Indenture with respect to such series, or in any supplemental Indenture with respect to such series (other than a covenant a default in the performance of which is otherwise specifically dealt with) continuing for a period of 60 days after the date on which written notice specifying such failure and requiring the Company to remedy the same shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of that series at the time outstanding.

                  (f) Indebtedness of the Company or any Subsidiary of the Company is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total amount of such Indebtedness unpaid or accelerated exceeds $20 million or the United States dollar equivalent thereof at the time, and such default remains uncured or such acceleration is not rescinded for 10 days after the date on which written notice specifying such failure and requiring the Company to remedy the same shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of that series at the time outstanding;

                  (g) The Company or any of its Restricted Subsidiaries shall
(1) voluntarily commence any proceeding or file any petition seeking relief under the United States Bankruptcy Code or other federal or state bankruptcy, insolvency, or similar law, (2) consent to the institution of, or fail to controvert within the time and in the manner prescribed by law, any such proceeding or the filing of any such petition, (3) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, or similar official for the Company or any such Restricted Subsidiary or for a substantial part of its property, (4) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (5) make a general assignment for the benefit of creditors, (6) admit in writing its inability or fail generally to pay its debts as they become due, (7) take corporate action for the purpose of effecting any of the foregoing, or (8) take any comparable action under any foreign laws relating to insolvency;

                  (h) The entry of an order or decree by a court having competent jurisdiction for (1) relief with respect to the Company or any of its Restricted Subsidiaries or a substantial part of any of their property under the United States Bankruptcy Code or any other federal or state bankruptcy, insolvency, or similar law, (2) the appointment of a receiver, trustee, custodian, sequestrator, or similar official for the Company or any such Restricted Subsidiary or for a substantial part of any of their property (except any decree or order appointing such official of any Restricted Subsidiary pursuant to a plan under which the assets and operations of such Restricted Subsidiary are transferred to or combined with another Restricted Subsidiary or Subsidiaries of the Company or to the Company), or (3) the winding-up or liquidation of the Company or any such Restricted Subsidiary (except any decree or order approving or ordering the winding-up or liquidation of the affairs of a Restricted Subsidiary pursuant to a plan under which the assets and operations of such Restricted Subsidiary are transferred to or combined with another Restricted Subsidiary or Subsidiaries of the Company or to the Company), and such order or decree shall continue unstayed and in effect for 60 consecutive days, or any similar relief is granted under any foreign laws and the order or decree stays in effect for 60 consecutive days;

                  (i) Any judgment or decree for the payment of money in excess of $20 million or the United States dollar equivalent thereof at the time is entered against the Company or any Subsidiary of the Company by a court of competent jurisdiction, which judgment is not covered by insurance, and is not discharged and either (1) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (2) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged or waived or the execution thereof stayed and, in either case, such default continues for 10 days after the date on which written notice specifying such failure and requiring the Company to remedy the same shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of that series at the time outstanding; and

                  (j) Any other Event of Default provided with respect to Debt Securities of that series.



         An Event of Default with respect to one series of Debt Securities is not necessarily an Event of Default for another series.


         If an Event of Default described in clause (a), (b), (c), (d), (e),
(f), (i), or (j) above occurs and is continuing with respect to any series of Debt Securities, unless the principal and interest with respect to all the Debt Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding may declare the principal of (or, if Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in such series) and interest on all the Debt Securities of such series due and payable immediately. If an Event of Default described in clause (g) or (h) above occurs, unless the principal and interest with respect to all the Debt Securities of the series shall have become due and payable, the principal of (or, if any series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in such series) and interest on all Debt Securities of all series then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Debt Securities.

         If an Event of Default occurs and is continuing, the Trustee shall be entitled and empowered to institute any action or proceeding for the collection of the sums so due and unpaid or to enforce the performance of any provision of the Debt Securities of the affected series or the Indenture, to prosecute any such action or proceeding to judgment or final decree, and to enforce any such judgment or final decree against the Company or any other obligor on the Debt Securities of such series. In addition, if there shall be pending proceedings for the bankruptcy or reorganization of the Company or any other obligor on the Debt Securities, or if a receiver, trustee, or similar official shall have been appointed for its property, the Trustee shall be entitled and empowered to file and prove a claim for the whole amount of principal, premium, and interest (or, in the case of Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid with respect to the Debt Securities. No holder of any Debt Security of any series shall have any right to institute any action or proceeding upon or under or with respect to the Indenture, for the appointment of a receiver or trustee, or for any other remedy, unless (a) such holder previously shall have given to the Trustee written notice of an Event of Default with respect to Debt Securities of that series and of the continuance thereof, (b) the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of that series shall have made written request to the Trustee to institute such action or proceeding with respect to such Event of Default and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and (c) the Trustee, for 60 days after its receipt of such notice, request, and offer of indemnity shall have failed to institute such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to the provisions of the Indenture.

         Prior to the acceleration of the maturity of the Debt Securities of any series, the holders of a majority in aggregate principal amount of the Debt Securities of that series at the time outstanding may, on behalf of the holders of all Debt Securities of that series, waive any past default or Event of Default and its consequences for that series, except (a) a default in the payment of the principal, premium, or interest with respect to such Debt Securities or (b) a default with respect to a provision of the Indenture that cannot be amended without the consent of each holder affected thereby. In case of any such waiver, such default shall cease to exist, any Event of Default arising therefrom shall be deemed to have been cured for all purposes, and the Company, the Trustee, and the holders of the Debt Securities of that series shall be restored to their former positions and rights under the Indenture.

         The Trustee shall, within 90 days after the occurrence of a default known to it with respect to a series of Debt Securities, give to the holders of the Debt Securities of such series notice of all uncured defaults with respect to such series known to it, unless such defaults shall have been cured or waived before the giving of such notice; provided, however, that except in the case of default in the payment of principal, premium, or interest with respect to the Debt Securities of such series or in the making of any sinking fund payment with respect to the Debt Securities of such series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such Debt Securities.

Modification of the Indenture

         The Company and the Trustee may enter into supplemental Indentures without the consent of the holders of Debt Securities issued under the Indenture for one or more of the following purposes:

                  (a) To evidence the succession of another person to the Company pursuant to the provisions of the Indenture relating to consolidations, mergers, and sales of assets and the assumption by such successor of the covenants, agreements, and obligations of the Company in the Indenture and in the Debt Securities;

                  (b) To surrender any right or power conferred upon the Company by the Indenture, to add to the covenants of the Company such further covenants, restrictions, conditions, or provisions for the protection of the holders of all or any series of Debt Securities as the Board of Directors of the Company shall consider to be for the protection of the holders of such Debt Securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions, or provisions a default or an Event of Default under the Indenture (provided, however, that with respect to any such additional covenant, restriction, condition, or provision, such supplemental Indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the Trustee upon such default, or may limit the right of holders of a majority in aggregate principal amount of any or all series of Debt Securities to waive such default);

                  (c) To cure any ambiguity or to correct or supplement any provision contained in the Indenture, in any supplemental Indenture, or in any Debt Securities that may be defective or inconsistent with any other provision contained therein, to convey, transfer, assign, mortgage, or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under the Indenture as shall not adversely affect the interests of any holders of Debt Securities of any series;

                  (d) To modify or amend the Indenture in such a manner as to permit the qualification of the Indenture or any supplemental Indenture under the Trust Indenture Act as then in effect;

                  (e) To add or change any of the provisions of the Indenture to change or eliminate any restrictions on the payment or principal or premium with respect to Debt Securities so long as any such action does not adversely affect the interests of the holders of Debt Securities in any material respect or permit or facilitate the issuance of Debt Securities of any series in uncertificated form;

                  (f) To comply with the provisions of the Indenture relating to consolidations, mergers, and sales of assets;

                  (g) To add guarantees with respect to the Debt Securities or to secure the Debt Securities;

                  (h) To make any change that does not adversely affect the rights of any holder;

                  (i) To add to, change, or eliminate any of the provisions of the Indenture with respect to one or more series of Debt Securities, so long as any such addition, change, or elimination not otherwise permitted under the Indenture shall (1) neither apply to any Debt Security of any series created prior to the execution of such supplemental Indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such Debt Security with respect to such provision or (2) become effective only when there is no such Debt Security outstanding;

                  (j) To evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the Indenture by more than one Trustee; and

                  (k) To establish the form or terms of Debt Securities of any series, as described under "Description of Debt Securities -- General" above.

         With the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected thereby, the Company and the Trustee may from time to time and at any time enter into a supplemental Indenture for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of the Indenture or of any supplemental Indenture or modifying in any manner the rights of the holder of the Debt Securities of such series; provided, however, that without the consent of the holders of each Debt Security so affected, no such supplemental Indenture shall (a) reduce the percentage in principal amount of Debt Securities of any series whose holders must consent to an amendment, (b) reduce the rate of or extend the time for payment of interest on any Debt Security, (c) reduce the principal of or extend the stated maturity of any Debt Security, (d) reduce the premium payable upon the redemption of any Debt Security or change the time at which any Debt Security may or shall be redeemed, (e) make any Debt Security payable in a currency other than that stated in the Debt Security, (f) release any security that may have been granted with respect to the Debt Securities, or (g) make any change in the provisions of the Indenture relating to waivers of defaults or amendments that require unanimous consent.

Consolidation, Merger, and Sale of Assets

         The Company may not consolidate with or merge with or into any person, or convey, transfer, or lease all or substantially all of its assets, unless the following conditions have been satisfied:

                  (a) Either (1) the Company shall be the continuing person in the case of a merger or (2) the resulting, surviving, or transferee person, if other than the Company (the "Successor Company"), shall be a corporation organized and existing under the laws of the United States, any State, or the District of Columbia and shall expressly assume all of the obligations of the Company under the Debt Securities and the Indenture;

                  (b) Immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any subsidiary of the Company as a result of such transaction as having been incurred by the Successor Company or such subsidiary at the time of such transaction), no Default or Event of Default would occur or be continuing; and

                  (c) The Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, or transfer complies with the Indenture.

Satisfaction and Discharge of the Indenture; Defeasance

         The Indenture shall generally cease to be of any further effect with respect to a series of Debt Securities if (a) the Company has delivered to the Trustee for cancellation all Debt Securities of such series (with certain limited exceptions) or (b) all Debt Securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and the Company shall have deposited with the Trustee as trust funds the entire amount in the currency in which the Debt Securities are denominated sufficient to pay at maturity or upon redemption all such Debt Securities (and if, in either case, the Company shall also pay or cause to be paid all other sums payable under the Indenture by the Company).

         In addition, the Company shall have a "legal defeasance option" (pursuant to which it may terminate, with respect to the Debt Securities of a particular series, all of its obligations under such Debt Securities and the Indenture with respect to such Debt Securities) and "covenant defeasance option" (pursuant to which it may terminate, with respect to the Debt Securities of a particular series, its obligations with respect to such Debt Securities under certain specified covenants contained in the Indenture). If the Company exercises its legal defeasance option with respect to a series of Debt Securities, payment of such Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option with respect to a series of Debt Securities, payment of such Debt Securities may not be accelerated because of an Event of Default related to the specified covenants.

         The Company may exercise its legal defeasance option or its covenant defeasance option with respect to the Debt Securities of a series only if (a) the Company irrevocably deposits in trust with the Trustee cash or U.S. Government Obligations (as defined in the Indenture) for the payment of principal, premium, and interest with respect to such Debt Securities to maturity or redemption, as the case may be, (b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, and interest when due with respect to all the Debt Securities of such series to maturity or redemption, as the case may be, (c) 123 days pass after the deposit is made and during the 123-day period no default described in clause (g) or (h) under "Description of Debt Securities -- Events of Default and Remedies" above with respect to the Company occurs that is continuing at the end of such period,
(d) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto, (e) the deposit does not constitute a default under any other agreement binding on the Company, (f) the Company delivers to the Trustee an opinion of counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, (g) the Company shall have delivered to the Trustee an opinion of counsel addressing certain federal income tax matters relating to the defeasance, and (h) the Company delivers to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the Debt Securities of such series as contemplated by the Indenture have been complied with.

         The Trustee shall hold in trust cash or U.S. Government Obligations deposited with it as described above and shall apply the deposited cash and the proceeds from deposited U.S. Government Obligations to the payment of principal, premium, and interest with respect to the Debt Securities of the defeased series.

The Trustee

         The Company may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business and the Trustee may own Debt Securities.

                              PLAN OF DISTRIBUTION

         The Company may sell the Debt Securities in the following ways: (i) through agents; (ii) through underwriters; (iii) through dealers; and (iv) directly to purchasers.

         Offers to purchase the Debt Securities may be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

         If any underwriters are utilized in the sale, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales to the public of the Debt Securities in respect of which this Prospectus is delivered.

         If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale.

         Agents, dealers and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

         If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.

                         VALIDITY OF THE DEBT SECURITIES

         The validity of the Debt Securities will be passed upon for the Company by Dale T. Brinkman, General Counsel of the Company. Mr. Brinkman beneficially owns 10,702 shares of the Company's Common Stock and also has exercisable options to purchase an additional 24,250 shares of the Company's Common Stock. Pursuant to its By-laws, the Company is required to indemnify Mr. Brinkman to the fullest extent permitted by Delaware law against any expenses actually and reasonably incurred by him in connection with any action, suit or proceeding in which he is made party by reason of his being an officer of the Company.

                                     EXPERTS

         The consolidated financial statements and financial statement schedule of the Company (Worthington Industries, Inc. and Subsidiaries) at May 31, 1995 and 1994, and for each of the three years in the period ended May 31, 1995, incorporated by reference or, in the case of the financial statement schedule, included in Worthington Industries, Inc.'s Annual Report on Form 10-K for the year ended May 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference or, in the case of their report on the financial statement schedule, included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Dietrich Industries, Inc. and subsidiaries incorporated in this prospectus by reference from Worthington Industries, Inc.'s Amendment No. 1 to Current Report on Form 8-K/A dated April 19, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated (except for the Commission registration fee) fees on expenses payable by the Registrant in connection with the sale and distribution of the securities registered hereby other than underwriting discounts and commissions:

         Securities and Exchange Commission registration fee..     $155,173
         Rating Agency fees ..................................      125,000
         Trustee fees and expenses ...........................        5,000
         Blue Sky filing and counsel fees and expenses .......       15,000
         Printing costs ......................................       20,000
         Legal fees and expenses .............................       75,000
         Accounting fees and expenses ........................       20,000
         Miscellaneous expenses ..............................        9,827
                                                                   --------
              Total ..........................................     $425,000
                                                                   ========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article V of the Company's Bylaws provides that the Company must indemnify officers and directors against any pending or threatened action (whether criminal, civil, administrative, or investigative) brought against them because they are officers and directors of the Company if (1) they acted in good faith and reasonably believed their actions to be in the best interest of the Company, and (2) in criminal proceedings they had no reasonable cause to believe that their conduct was unlawful. In addition, they require the Company to advance expenses on behalf of officers and directors in defending lawsuits if they agree in writing to repay such amounts if they are not successful in the litigation. The indemnification provisions forbid the Company to indemnify an officer or director if such person is adjudged to be liable to the Company for gross negligence or intentional misconduct, unless a court concludes that such person is entitled to indemnity. The determination that directors or officers acted in good faith and reasonably believed their actions to be in the best interest of the Company must be made by disinterested directors, independent legal counsel, shareholders or a court. The Bylaws provisions also permit an officer or director, even if he has not met the applicable standards, to be indemnified if a court, in view of all of the circumstances, concludes that it would be fair and reasonable to give the person the protection of the indemnification provisions.

         The Board of Directors has in the past and may in the future maintain insurance to insure its present or former directors, officers, and employees against liabilities and expenses arising out of any claim or breach of duty, error, misstatement, misleading statement, omission or other acts done by reasons of their being such a director, officer or employee of the registrant.

ITEM 16.  EXHIBITS.

(a) Exhibits.  The following exhibits are filed herewith and made a part hereof:

    1    Form of Underwriting Agreement.

    4 Form of Indenture dated as of ________________, 1996 between the Company and PNC Bank, Ohio, National Association, as Trustee, relating to the Debt Securities.

    5 Opinion of Dale T. Brinkman, General Counsel of the Company, as to the validity of the Debt Securities.

    12   Computation of Ratio of Earnings to Fixed Charges.

    23(a)   Consent of Ernst & Young LLP.

    23(b) Consent of Dale T. Brinkman, General Counsel of the Company (included in Exhibit 5).

    23(c)   Consent of Deloitte & Touche LLP.

    24      Powers of Attorney.

    25 Statement of Eligibility of PNC Bank, Ohio, National Association, under the Trust Indenture Act of 1939 on Form T-1 relating to the Indenture.

    99      Form of Prospectus Supplement

ITEM 17.  UNDERTAKINGS.

    (a)     The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;

            (i)      To include any prospectus required
                     by Section 10(a)(3) of the Securities Act of 1993;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d)      The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933 the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on May 2, 1996.

                                    WORTHINGTON INDUSTRIES, INC.

                                    By:  /s/ DONALD G. BARGER, JR.
                                         ---------------------------------------
                                         Donald G. Barger, Jr.
                                         Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         *                                         *                                         *
- ------------------------------------      ------------------------------------      ---------------------------------
John H. McConnell                         John P. McConnell                         Donal H. Malenick
Director, Chairman of the                 Director, Vice Chairman,                  Director, President, Chief
Board                                     Chief Executive Officer                   Operating Officer
Date:                                     Date:                                     Date:

         *                                         *                                /s/ Donald G. Barger, Jr.
- ------------------------------------      ------------------------------------      ---------------------------------
Pete A. Klisares                          Robert J. Klein                           Donald G. Barger, Jr.
Director, Executive Vice                  Director, Executive Vice                  Vice President-Finance, Chief
President                                 President-Marketing and                   Financial Officer and Principal
Date:                                     Planning                                  Accounting Officer
                                          Date:                                     Date:

         *                                         *                                         *
- ------------------------------------      ------------------------------------      ---------------------------------
Charles D. Minor                          Charles R. Carson                         William S. Dietrich, II
Director, Secretary                       Director                                  Director
Date:                                     Date:                                     Date:

         *                                         *                                         *
- ------------------------------------      ------------------------------------      ---------------------------------
John E. Fisher                            John F. Havens                            Katherine S. LeVeque
Director                                  Director                                  Director
Date:                                     Date:                                     Date:

         *                                         *                                         *
- ------------------------------------      ------------------------------------      ---------------------------------
Robert B. McCurry                         Gerald B. Mitchell                        James Petropoulos
Director                                  Director                                  Director
Date:                                     Date:                                     Date:

*By: /s/ DONALD G. BARGER, JR.                       Date:  May 2, 1996
    --------------------------------                            -
       Donald G. Barger, Jr.
       Attorney-in-Fact